Exhibit 99.2

Dear Stockholders:

      As you know, Devon Energy Corporation and Ocean Energy, Inc. agreed to combine their businesses by merging a wholly owned subsidiary of Devon into Ocean. Previously we sent to you the proxy statement/ prospectus, dated March 20, 2003, which described the merger and included a notice of special meeting of the stockholders of each of Devon and Ocean to be held on April 25, 2003. The issuance of shares of Devon common stock pursuant to the merger agreement requires the approval of Devon stockholders. In addition, the merger agreement must be adopted by Ocean stockholders. In the merger, each Ocean common stockholder will receive 0.414 of a share of Devon common stock for each share of Ocean common stock that the stockholder owns, and Ocean will become a subsidiary of Devon. This proxy statement/ prospectus supplement is provided to supplement the information contained in the proxy statement/ prospectus.

      Following the merger, Ocean will become a subsidiary of Devon and Devon will own all of Ocean’s outstanding common stock. However, Ocean will continue to have shares of preferred stock outstanding. Since the time we sent you the proxy statement/ prospectus, we have amended the merger agreement to provide that this preferred stock will continue to have voting rights on the matters at Ocean voted on by common stockholders and that such rights will be, immediately following the merger, in approximately the same proportion to the voting rights of the common stock as was the case immediately prior to the merger. Immediately following the merger, Devon will have approximately 98% of the voting power of Ocean and the holders of Ocean’s convertible preferred stock will have approximately 2% of the voting power of Ocean.

      The reason for the amendment was to further our intention that none of Ocean, Devon or their respective common stockholders will recognize any gain or loss for U.S. income tax purposes as a result of the merger, except to the extent Ocean common stockholders receive cash instead of fractional shares of Devon common stock. Ocean convertible preferred stockholders should be aware that alterations in the rights of holders of the convertible preferred stock resulting from the merger, including voting rights and conversion rights, could result in the Internal Revenue Service challenging nonrecognition treatment to the preferred stockholders. For a more detailed description of the material federal income tax consequences of the merger, see “Material Federal Income Tax Consequences” on pages 92-94 of the proxy statement/ prospectus.

      The material terms of the amendment are set forth on the back of this proxy statement/ prospectus supplement.

      Ocean’s board of directors continues to recommend that Ocean stockholders vote to adopt the merger agreement. Devon’s board of directors continues to recommend that Devon stockholders vote to approve the issuance of Devon common stock pursuant to the merger agreement and the adoption of the new long-term incentive plan as described in the proxy statement/ prospectus.

      Regardless of the number of shares that you own or whether you plan to attend a meeting, it is important that your shares be represented and voted. See pages 31-34 of the proxy statement/ prospectus for voting instructions. If you have already voted, no further action is required. If you have not voted, we request that you do so promptly.

James T. Hackett	J. Larry Nichols
Chairman, President and Chief Executive Officer	Chairman, President and Chief Executive Officer
OCEAN ENERGY, INC.	DEVON ENERGY CORPORATION

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under the proxy statement/ prospectus and this proxy statement/ prospectus supplement or determined if the proxy statement/ prospectus and this proxy statement/ prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this proxy statement/ prospectus supplement is April 1, 2003.

Material Terms of Amendment to Merger Agreement

      Section V of the certificate of designations for Ocean’s convertible preferred stock, which certificate is part of Exhibit A of the merger agreement, has been amended to add the following paragraph “C”:

      “From and after the effective time of the merger (the “Devon Merger”) of Devon NewCo Corporation, a Delaware corporation, with and into the Company as contemplated by that certain Agreement and Plan of Merger, dated as of February 23, 2003, by and among the Company, Devon NewCo Corporation and Devon Energy Corporation, a Delaware corporation (“Devon”), as amended, the holders of shares of Series B Preferred Stock shall be entitled, in addition to (and not in lieu of) whatever voting rights such holders will be entitled pursuant to Section VI.E.4 hereof (on account of the fact that, pursuant to this Certificate of Designations, shares of Series B Preferred Stock shall, following the Devon Merger, be convertible into shares of Devon common stock (with an adjustment reflecting the exchange ratio for the Devon Merger) and not convertible into Common Stock), to vote upon all matters upon which holders of the Common Stock have the right to vote. For purposes of the immediately preceding sentence each share of Series B Preferred Stock shall be entitled to 0.00004 of a vote, subject to appropriate adjustment in the event of a stock split, stock dividend, stock combination or similar event with respect to the Common Stock so as to preserve as nearly as possible the relative proportions of voting power held by the total outstanding shares of Series B Preferred Stock and the total outstanding shares of Common Stock immediately prior to such stock split, stock dividend, stock combination or similar event with respect to the Common Stock. The votes to which holders of shares of Series B Preferred Stock shall be entitled pursuant to the foregoing provisions of this paragraph “C” of this Section V shall be counted together with all other shares of Capital Stock of the Company having voting powers with respect to the same matter and not separately as a class. Solely in cases where the holders of shares of Series B Preferred Stock have the right to vote as a class separately from all other classes of Capital Stock of the Company, such holders shall be entitled to one vote per share of Series B Preferred Stock. In the event of any conflict between the terms of this paragraph “C” of this Section V and the terms of paragraph “A” of this Section V, the terms of this paragraph “C” of this Section V shall govern.”

      In addition, Section VI.E.4 of the certificate of designations for Ocean’s convertible preferred stock has been amended to add the sentence in the following that is italicized:

      “In case of any Reclassification, each share of Series B Preferred Stock shall, after such Reclassification, be convertible into the kind and number of shares of stock or other securities, cash or property to which the holder of such share of Series B Preferred Stock would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the Series B Preferred Stock immediately prior to the occurrence of the Reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as possible, to any shares of stock or other securities, cash or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock. Because the Devon Merger constitutes a Reclassification, from and after the Devon Merger, notwithstanding anything to the contrary contained in this Certificate of Designations: (i) each share of Series B Preferred Stock shall be convertible into an appropriate amount of Devon common stock reflecting the exchange ratio in the Devon Merger and shall not be convertible into Common Stock; (ii) the holders of shares of Series B Preferred Stock shall, through an appropriate mechanism, be entitled to vote upon all matters upon which holders of Devon common stock and holders of other securities that vote with the holders of Devon common stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Devon common stock into which such shares of Series B Preferred Stock could be converted hereunder at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken, such votes to be counted together with the votes of all other shares of Devon common stock and other securities that vote with Devon common stock, and not separately as a class; and (iii) the provisions set forth herein with respect to the rights and interests of the holders of the shares of Series B Preferred Stock shall otherwise be deemed appropriately adjusted so as to be applicable, as nearly as possible, to the Devon common stock deliverable on the conversion of the shares of the Series B Preferred Stock and to achieve an equitable result in light of the Devon Merger.”

Investor Notice

      Devon Energy Corporation and Ocean Energy, Inc. have filed a proxy statement/ prospectus with the Securities and Exchange Commission and sent copies to each company’s stockholders. Investors are urged to read the proxy statement/ prospectus because it contains important information about Devon and Ocean and the proposed transaction. Investors may obtain a free copy of the proxy statement/ prospectus and other documents filed by Devon and Ocean with the SEC at the SEC’s web site at http://www.sec.gov/. The proxy statement/ prospectus and other relevant documents may also be obtained free of cost by directing a request to Devon Energy Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260, Attention: Investor Relations, telephone: (405) 552-4570, e-mail: judy.roberts@dvn.com or to Ocean Energy, Inc., 1001 Fannin Street, Suite 1600, Houston, Texas 77002-6794, Attention: Investor Relations, telephone: (713) 265-6161, e-mail: ir@oceanenergy.com. Devon and Ocean and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Devon and Ocean in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of stockholders of Ocean and Devon is set forth in the proxy statement/ prospectus.